                                                                    EXHIBIT 10.1

                           INDEMNITY ESCROW AGREEMENT


         THIS INDEMNITY ESCROW AGREEMENT (the "Agreement") made and entered into as of the 20th day of July, 2000, by and among 3dfx Interactive, Inc., a California corporation ("3dfx"), GigaPixel Corporation, a Delaware corporation ("GigaPixel"), on behalf of its holders of its Common Stock and Preferred Stock and of the Warrant prior to the Effective Time of the Merger (the "Securityholders"), Galapagos Acquisition Corp., a Delaware corporation ("Newco"), the Securityholder Representative named in Section 9 hereof, and U.S. Trust Company, N.A., as escrow agent (the "Agent").

                                   WITNESSETH:

         WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of March 27, 2000 (the "Acquisition Agreement"), by and among 3dfx, Newco and GigaPixel, each of the parties has agreed to effect the Merger;

         WHEREAS, the Acquisition Agreement provides, as a condition to the closing of the Merger, that the parties execute and deliver this Agreement whereby a certain portion of the consideration to be payable to the Securityholders following the Merger would be placed in escrow for a period of time.

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereto do agree as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Acquisition Agreement.

     2. Appointment of Agent. 3dfx, Newco, GigaPixel and the Securityholder Representative hereby appoint Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

     3. Deposit of Shares of 3dfx Common Stock.

         (a) At the Closing, 3dfx and Newco shall, in accordance with Section
     3.1 of the Acquisition Agreement, deposit with the Agent certificates for the number of shares of 3dfx Common Stock described on Exhibit A hereto, with the Agent's interest as escrow agent set forth on the face thereon (the "Escrowed Shares"), which Escrow Shares shall be held by the Agent in accordance with Section 4 below.

         (b) All taxable dividends with respect to the Escrowed Shares shall be distributed currently to the Securityholders.

         (c) Voting of Escrowed Shares. Until such time as 3dfx shall have delivered a notice to the Agent as described in the first sentence of
     Section 4(a) of this Agreement, the Securityholder Representative shall have the right to direct the Agent as to the manner of voting of the Escrowed Shares. Such Securityholder Representative shall use its reasonable best efforts to vote the Escrowed Shares in accordance with the directions of the beneficial holders thereof.

     4. Disposition of Escrowed Shares.

         (a) If the Agent shall receive a written notice from 3dfx at any time from the date of this Agreement through the date that is three hundred eighty (380) days from the Closing Date certifying (i) that during the one
     (1) year period following the Closing Date 3dfx has suffered 3dfx Losses as a result of the Company's breach of any of its representations and warranties or its failure to perform any of its covenants, in each case as set forth in the Acquisition Agreement, and that, as a result, 3dfx is entitled to payment hereunder pursuant to Article X of the

     Acquisition Agreement, (ii) the total amount that 3dfx is entitled to be paid from the Escrowed Shares and the basis of calculation of such amount (a "Claim") with respect to such 3dfx Losses, (iii) a description of the asserted Claim and the basis thereof, and (iv) that 3dfx has delivered a copy of such notice to the Securityholder Representative (as defined and described in Section 9 hereof) with respect to such Claim, then the Agent shall promptly (and in any event within ten (10) days following receipt of such notice from 3dfx) deliver a copy of such notice to the Securityholder Representative. If the Agent does not, within twenty (20) days after its delivery of such notice, receive a written objection from the Securityholder Representative with respect to such Claim, then the Agent shall promptly deliver to 3dfx a number of Escrowed Shares, the value of which (based on the closing price of such Escrowed Shares on the Closing
     Date) equals the amount that 3dfx shall have specified as its Claim. If the Agent shall receive a written objection from the Securityholder Representative within such twenty (20) day period, then a conflict shall be deemed to have arisen, and the Agent shall, within five (5) days of the Agent's receipt of the written objection from the Securityholder Representative, deliver notice of such conflict to the parties hereunder. Thereafter, the Agent shall be entitled to refrain from taking any action until the Agent shall be directed otherwise in accordance with Section 4(b) below.

         (b) If a conflict shall have arisen as described in Section 4(a) above, then upon receipt by the Agent during the term of this Agreement of (i) joint written instructions signed by 3dfx and the Securityholder Representative directing payment of all or a portion of the Escrowed Shares, or (ii) a final, non-appealable judgment or order of a court of competent jurisdiction directing the payment of an amount of the Escrowed Shares held hereunder, the Agent shall promptly deliver to the person or persons specified, out of the escrow created hereunder and in the manner specified in the applicable instructions, judgment or order, or as otherwise agreed in writing by 3dfx and the Securityholder Representative,
     (A) the number of Escrowed Shares specified therein, or (B) a number of Escrowed Shares the value of which (based on the closing price of such Escrowed Shares on the Closing Date) equals the amount specified in such instructions, judgment or order, and the Agent shall thereupon be relieved and discharged from any responsibility or obligation with respect to such amount or amounts of the Escrowed Shares delivered in accordance with this Agreement.

         (c) Unless otherwise notified by a joint instruction signed by 3dfx and the Securityholder Representative, in the event the escrow created hereunder is not sooner terminated pursuant to the provisions of Section 4(e) below or extended pursuant to the provisions of this Section 4(c), the escrow period and the escrow created hereunder shall terminate at the close of business on the date that is three hundred eighty (380) days from the Closing Date (the "Escrow Period"). Upon such termination, the Agent shall release and deliver to the Securityholders the Escrowed Shares remaining in escrow; provided, however, if 3dfx has filed a Claim with the Agent and the Securityholder Representative for a 3dfx Loss suffered during the one (1) year period following the Closing Date prior to such termination, which Claim has not been resolved in accordance with Section 4(a) or (b) above by the date of termination, the Agent shall release and pay to the Securityholders only the number of Escrowed Shares the value of which (based on the closing price of such Escrowed Shares on the Closing Date) exceeds the aggregate amount of the outstanding and unresolved Claim(s) of 3dfx. Upon resolving all remaining Claims in accordance with this Section 4, including any distributions to 3dfx (which may be after the period provided herein, in which case the Escrow Period shall be extended to such time in which all Claims are resolved), the Agent shall release and pay to the Securityholders all Escrowed Shares held in escrow hereunder and close the escrow, whereupon the Escrow Period and the escrow created hereunder shall be terminated.

         (d) Notwithstanding the provisions of Section 4(c) above, at the conclusion of the Escrow Period, if any Claim has not been resolved in accordance with the terms hereof, the Agent shall have the right, in its sole discretion, to deposit with the registry of any state or federal court located in San Jose, California, the number of Escrowed Shares the value of which (based on the closing price of such Escrowed Shares on the Closing
     Date) equals the aggregate amount of the outstanding and unresolved Claim(s) of 3dfx. The Agent shall implead 3dfx and the Securityholders in any action filed with such court.

         (e) Unless otherwise notified in a joint instruction signed by 3dfx and the Securityholder Representative, if the Agent disburses to 3dfx all Escrowed Shares held in escrow in accordance with the terms of this Section 4 prior to the date that is the one (1) year anniversary of the Closing Date, then the Escrow Period and the escrow created hereunder shall immediately terminate, and the Agent shall close the escrow and give notice thereof to 3dfx and the Securityholder Representative.

     5. Duties and Obligations.

         (a) The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any persons to perform any other act. The Agent shall not be liable to 3dfx or the Securityholder Representative or to anyone else by reason of any failure on the part of any party hereto or any other person to perform such party's or such person's obligations under any document or agreement.

         (b) The Agent shall not be liable to 3dfx and the Securityholder Representative or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.

         (c) The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Agent be responsible or liable to 3dfx or the Securityholder Representative or to anyone else in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall not be liable to 3dfx or the Securityholder Representative or to anyone else for any loss that may be incurred by reason of any investment of any monies it holds hereunder.

         (d) To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless from and against any liability for taxes and for any penalties or interest in respect of taxes on such investment income or payments in the manner provided in Section 5(e) below. At the signing of the agreement, each relevant party shall provide a W-8 or W-9 to the Escrow Agent.

         (e) The Agent shall be indemnified and held harmless jointly and severally by 3dfx and the Securityholder Representative from and against any and all expenses, including attorneys' fees and disbursements, or losses suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand that directly or indirectly arises out of or otherwise relates to this Agreement, the services of the Agent hereunder, the monies or other property held by the Agent hereunder or any income earned from investment of such monies, other than expenses or losses arising as a result of the Agent's gross negligence or willful misconduct.

     6. Compensation and Reimbursement of Agent. The Agent shall be entitled to compensation and reimbursement from GigaPixel after the Closing for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable attorneys' and agents' fees and disbursements and all taxes or other governmental charges. The Escrow Agent's first-year fee is due at the execution of this Agreement.

     7. Further Assurances. From time to time on and after the date hereof, 3dfx and the Securityholder Representative shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.


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

     8. Termination of Agreement and Resignation of Agent.

         (a) This Agreement shall terminate upon the termination of the escrow created hereunder as provided in Section 4(c), provided that the rights of the Agent and the obligations of 3dfx, Newco and the Securityholders under Sections 5, 6 and 10 shall survive any termination hereof.

         (b) The Agent may resign and be discharged from its duties hereunder at any time by giving not less than 45 days prior written notice of such resignation to 3dfx and the Securityholder Representative, which notice shall specify the date when such resignation shall take effect. Upon such notice, 3dfx and the Securityholder Representative shall jointly appoint a successor escrow agent. If 3dfx and the Securityholder Representative do not agree upon a successor escrow agent within 45 days after such notice, The Chase Manhattan Bank shall be appointed successor. The agent shall continue to serve until its successor delivers to 3dfx and the Securityholder Representative a duly executed instrument of acceptance from such successor of the terms and conditions of this Agreement and other property held in escrow, at which time the agent shall have no further duties or responsibilities hereunder.

     9. Appointment and Acceptance of Securityholder Representative.

         (a) In order to facilitate the consummation of the transactions contemplated by this Agreement and by the Acquisition Agreement and the resolution of matters after the Closing, George T. Haber (the "Securityholder Representative") shall serve as the attorney-in-fact and agent for each of the Securityholders in his or her name, place and stead in connection with the transactions contemplated by this Agreement in accordance with the terms of this Agreement, such appointment being coupled with an interest and irrevocable. By executing and delivering this Agreement, the Securityholder Representative hereby accepts its authorization and appointment as the Securityholder Representative and as attorney-in-fact and agent on behalf of the Securityholders in accordance with the terms of this Agreement.

         (b) Upon approval of the Acquisition Agreement and the Merger by the Securityholders, each Securityholder shall be deemed to have expressly acknowledged and agreed that (i) the Securityholder Representative is authorized to act on his or her behalf notwithstanding any dispute or disagreement between or among the Securityholders and (ii) 3dfx and Newco and any other person shall be entitled to rely on any and all actions taken by the Securityholder Representative under or pursuant to this Agreement without liability to, or obligation to inquire of, any Securityholder.

         (c) The authority of the Securityholder Representative hereunder shall continue and be effective until all of the rights and obligations of the Securityholders hereunder, or any dispute arising hereunder, shall terminate.

     10. Consent to Service of Process. 3dfx and Newco and the Securityholder Representative hereby irrevocably consent to the jurisdiction of the courts of the State of California and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and each such party waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

     11. Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by facsimile with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     (i)   If to 3dfx or Newco:

           3dfx Interactive, Inc.
           4435 Fortran Drive
           San Jose, California 95134
           Facsimile No.: (408) 262-5551
           Telephone No.: (408) 935-4400
           Attention:  President
           cc:     Legal Department

     (ii)  If to the Securityholder Representative:

           Mr. George T. Haber
           c/o 4435 Fortran Drive
           San Jose, California 95134
           Facsimile No.: (408) 262-5551
           Telephone No.: (408) 935-4400

     (iii) If to the Agent:

           U.S. Trust Company, N.A.
           One Embarcadero Center
           Suite 2050
           San Francisco, California 94111
           Facsimile No.: (415) 392-0876
           Telephone No.: (415) 743-9035
           Attn: Priscilla R. Dedoro, Assistant Vice President

     with copies to:

     Heller Ehrman White & McAuliffe LLP
     601 South Figueroa, 40th Floor
     Los Angeles, California 90017-5758
     Facsimile No.: (213) 614-1868
     Telephone No.: (213) 689-7539
     Attn: Stephen E. Newton, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fifth day after the day it is so placed in the mail.

     12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     13. Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned, except that 3dfx may assign this Agreement and its rights and obligations hereunder to any wholly-owned subsidiary of 3dfx or to a successor to such party's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 13) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, not shall they be construed to be, for the benefit of any third person.

     14. Rules of Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     16. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     18. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, then this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.


                                  3DFX:

                                  3DFX INTERACTIVE, INC.


                                  By:  /s/ David Zacarias
                                       -----------------------------------------
                                  Printed Name:  David Zacarias
                                                 -------------------------------
                                  Title: Vice President, Administration and
                                         Chief Financial Officer
                                         ---------------------------------------


                                  NEWCO:

                                  GALAPAGOS ACQUISITION CORP.


                                  By:  /s/ David Zacarias
                                       -----------------------------------------
                                  Printed Name: David Zacarias
                                                --------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                                  GIGAPIXEL:

                                  GIGAPIXEL CORPORATION


                                  By:  /s/ George T. Haber
                                       -----------------------------------------
                                  Printed Name: George T. Haber
                                                --------------------------------
                                  Title: Chief Executive Officer and President
                                         ---------------------------------------

                                  SECURITYHOLDER REPRESENTATIVE:


                                   /s/ George T. Haber
                                  ----------------------------------------------
                                  George T. Haber


                                  AGENT:

                                  U.S. TRUST COMPANY, N.A.


                                  By: /s/ Prisellia R. Dedoro
                                      -----------------------------------------
                                  Name: Prisellia R. Dedoro
                                        ----------------------------------------
                                  Title: Assistant Vice President
                                         ---------------------------------------

                                   EXHIBIT "A"



                 SHAREHOLDERS:                        INDEMNITY ESCROW:
             -------------------------        ----------------------------------
              Shareholder A                                     shares
                                                         ------
              Shareholder B                                     shares
                                                         ------
              Shareholder C                                     shares
                                                         ------
              Shareholder D                                     shares
                                                         ======



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